Exhibit 10.1

LIMITED WAIVER NO. 2
TO
AMENDED AND RESTATED
REVOLVING CREDIT AND SECURITY AGREEMENT

THIS LIMITED WAIVER NO. 2 TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT (this “Waiver”), dated as of November 12, 2015, is entered into by and among the Lenders signatory hereto, PNC BANK, NATIONAL ASSOCIATION, in its capacity as agent for the Lenders (in such capacity, the “Agent”), EMERGE ENERGY SERVICES LP, a Delaware limited partnership (the “Parent Guarantor”), and each of the undersigned Borrowers.  Terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement defined below.

RECITALS

A.            The Lenders, the Agent, the Parent Guarantor and the Borrowers have previously entered into that certain Amended and Restated Revolving Credit and Security Agreement, dated as of June 27, 2014 (as amended, modified and supplemented from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to Borrowers.

B.            The Required Lenders, the Agent, the Parent Guarantor and the Borrowers have previously entered into that certain Limited Waiver No. 1, dated as of October 19, 2015 (“Waiver No. 1”), to the Credit Agreement.

C.            The Borrowers have requested that the Required Lenders execute and deliver this Waiver pursuant to Section 16.2(b) of the Credit Agreement to extend the period of the waiver granted pursuant to Waiver No. 1.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             Limited Waiver; Conditions.  The Borrowers have advised the Lenders that they may be in breach of Section 6.5(b) [Financial Covenants — Total Leverage Ratio] of the Credit Agreement as of September 30, 2015, for the four fiscal quarter period then ended (the “Potential Known Default”), and have requested a temporary waiver of any Default or Event of Default that may arise out of such breach.  The Required Lenders hereby agree to waive the Potential Known Default subject to the following conditions:

(a)           this waiver shall expire at 5:00 p.m. (New York City time) on November 20, 2015 (the “Expiration Time”);

(b)           no Restricted Payment shall be made pursuant to Section 7.5(a) or (b) of the Credit Agreement prior to the Expiration Time; and

(c)           the aggregate amount of Advances made on or after the effective date of Waiver No. 1 and prior to the Expiration Time shall not exceed $25.0 million.

2.             Effectiveness of this Waiver.  The effectiveness of this Waiver is subject to the satisfaction of the following conditions:

(a)           The Agent shall have received this Waiver, fully executed by each Credit Party, the Agent and Lenders constituting Required Lenders.

(b)           Each of the representations and warranties made by any Credit Party in or pursuant to this Waiver, the Credit Agreement and the Other Documents shall be true and correct in all material respects (or, if such representation and warranty is, by its terms, limited by materiality (including a Material Adverse Effect), then such representation and warranty shall be true in all respects) on and as of the date hereof as if made on and as of the date hereof (except to the extent any such representation or warranty specifically relates to a certain prior date).

3.             Representations and Warranties.  Each Credit Party represents and warrants as follows:

(a)           Authority.  Such Credit Party has the requisite corporate power and authority to execute and deliver this Waiver, and to perform its obligations hereunder and under the Other Documents to which it is a party.  The execution, delivery and performance by such Credit Party of this Waiver have been duly approved by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions.

(b)           Enforceability.  This Waiver has been duly executed and delivered by each Credit Party.  Each of this Waiver, the Credit Agreement and each Other Document is the legal, valid and binding obligation of each Credit Party, enforceable against each Credit Party in accordance with its terms, and is in full force and effect.

(c)           Due Execution.  The execution, delivery and performance of this Waiver are within the power of each Credit Party, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on any Credit Party.

(d)           No Default.  Other than the Potential Known Default, no Event of Default or Default has occurred and is continuing.

4.             Governing Law.  This Waiver shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York.

5.             Counterparts; Electronic Signatures.  This Waiver may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement.  Any signature delivered by a party by facsimile or other similar method of electronic transmission shall be deemed to be an original signature hereto.

6.             Reference to and Effect on the Other Documents.

(a)           Except as specifically and to the extent waived above, the Credit Agreement and all Other Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrowers to Agent and the Lenders.

(b)           Each Credit Party hereby acknowledges and agrees that all Obligations shall continue to be secured by liens and security interests on all of the Collateral, and nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for thereby.

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(c)           The execution, delivery and effectiveness of this Waiver shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent and/or the Lenders under any of the Other Documents, nor constitute a waiver of any provision of any of the Other Documents.

(d)           This Waiver constitutes an Other Document.

7.             Estoppel.  To induce Agent and the Lenders to enter into this Waiver and to continue to make advances to the Borrowers under the Credit Agreement, each Credit Party hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense, counterclaim or objection in favor of the Borrowers as against the Agent or any Lender with respect to the Obligations.

8.             Integration.  This Waiver, together with the Credit Agreement and the Other Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

9.             Severability.  If any part of this Waiver is contrary to, prohibited by, or deemed invalid under Applicable Laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

10.          Submission of Waiver.  The submission of this Waiver to the parties or their agents or attorneys for review or signature does not constitute a commitment by Agent or the Lenders to modify or waive any provision of the Credit Agreement, and this Waiver shall have no binding force or effect until all of the conditions to the effectiveness of this Waiver have been satisfied as set forth herein.

11.          Limited Nature of Waiver.  This Waiver shall be effective only in this specific instance and for the limited period for which it is given, and this Waiver shall not entitle Borrowers to any other or further waiver in any similar or other circumstances.  This Waiver shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement (other than the Potential Known Default to the extent set forth herein) or a waiver of any breach, default or event of default under any Other Document, whether or not known to the Agent or the Lenders and whether or not existing on the date of this Waiver.

12.          Release.  Each Credit Party hereby absolutely and unconditionally releases and forever discharges each Indemnified Party from any and all claims, demands, causes of action, suits, controversies and liabilities of any kind, nature or description arising under, in connection with or related to the Credit Agreement or any Other Document, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which any Credit Party has had, now has or has made claim to have against any such person or entity for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Waiver, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

13.          Costs and Expenses. The Borrowers hereby reaffirm their agreement under Section 16.9 of the Credit Agreement to pay or reimburse the Agent with respect to its costs, expenses and fees, including, without limitation, all reasonable fees and disbursements of legal counsel incurred by the Agent in connection with this Waiver.

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14.          Guarantors’ Acknowledgment.  Each Guarantor hereby confirms and agrees that its Guaranty is and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.  Although Agent and the Lenders have informed the Guarantors of the matters set forth above, and each Guarantor has acknowledged the same, each Guarantor understands and agrees that neither Agent nor any Lender has any duty under the Credit Agreement, the Guaranty or any other agreement with any Guarantor to so notify any Guarantor or to seek such an acknowledgement, and nothing contained herein is intended to or shall create such a duty as to any transaction hereafter.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have entered into this Waiver as of the date first above written.

PARENT GUARANTOR:	EMERGE ENERGY SERVICES LP

By: EMERGE ENERGY SERVICES GP LLC, its General Partner

	By:	/s/ Warren B. Bonham
Name: Warren B. Bonham
Title: Vice President

BORROWERS:	EMERGE ENERGY SERVICES OPERATING LLC

	By:	/s/ Warren B. Bonham
Name: Warren B. Bonham
Title: Vice President

ALLIED ENERGY COMPANY LLC
DIRECT FUELS LLC
SUPERIOR SILICA SANDS LLC

By: EMERGE ENERGY SERVICES OPERATING LLC, its sole member

	By:	/s/ Warren B. Bonham
Name: Warren B. Bonham
Title: Vice President

ALLIED RENEWABLE ENERGY, LLC

By: ALLIED ENERGY COMPANY LLC, its sole member

By: EMERGE ENERGY SERVICES OPERATING LLC, its sole member

	By:	/s/ Warren B. Bonham
Name: Warren B. Bonham
Title: Vice President

Signature Page to Waiver No. 2 to Emerge Revolving Credit and Security Agreement

EMERGE ENERGY DISTRIBUTORS INC.

By:	/s/ Warren B. Bonham
Name: Warren B. Bonham
Title: Vice President

Signature Page to Waiver No. 2 to Emerge Revolving Credit and Security Agreement

AGENT AND LENDER:	PNC BANK, NATIONAL ASSOCIATION

	By:	/s/ Ron Eckhoff
Name: Ron Eckhoff
Title: V.P.

Signature Page to Waiver No. 2 to Emerge Revolving Credit and Security Agreement

A LENDER:
BANK OF AMERICA, N.A.

	By:	/s/ Julie Castano
Name: Julie Castano
Title: SVP

Signature Page to Waiver No. 2 to Emerge Revolving Credit and Security Agreement

A LENDER:	BRANCH BANKING AND TRUST COMPANY

	By:	/s/ Lance McKoy
Name: Lance McKoy
Title: Senior Vice President

[If second signature is required]

By:
Name:
Title:

Signature Page to Waiver No. 2 to Emerge Revolving Credit and Security Agreement

A LENDER:
Morgan Stanley Bank, N.A.

	By:	/s/ Dmitriy Barskiy
Name: Dmitriy Barskiy
Title: Authorized Signatory

Signature Page to Waiver No. 2 to Emerge Revolving Credit and Security Agreement

A LENDER:	Royal Bank of Canada

	By:	/s/ Jay T. Sartain
Name: Jay T. Sartain
Title: Authorized Signatory

Signature Page to Waiver No. 2 to Emerge Revolving Credit and Security Agreement

A LENDER:	Santander Bank, N.A.

	By:	/s/ Aidan Lanigan
Name: Aidan Lanigan
Title: Senior Vice President

	By:	/s/ Puiki Lok
Name: Puiki Lok
Title: Vice President

Signature Page to Waiver No. 2 to Emerge Revolving Credit and Security Agreement